UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, independent director Les AuCoin, 69, notified the Federal Home Loan Bank of Seattle (the "Seattle Bank") of his decision not to run for reelection for the Seattle Bank's Board of Directors (“Board”). Mr. AuCoin's current term ends on December 31, 2012. In connection with his decision, Mr. AuCoin did not express any disagreement on any matter relating to the Seattle Bank's operations, policies or practices. Mr. AuCoin has served as an independent director of the Seattle Bank since April 2007 and previously served on the Seattle Bank's Board from 1994 to 2000.

On May 9, 2012, Donald V. Rhodes, 76, the member director representing the state of Washington, notified the Seattle Bank of his decision not to run for reelection for the Seattle Bank's Board. Mr. Rhodes' current term ends on December 31, 2012. In connection with his decision, Mr. Rhodes did not express any disagreement on any matter relating to the Seattle Bank's operations, policies or practices. Mr. Rhodes has served as a member director of the Seattle Bank since July 2005.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: September 25, 2012	By: /s/ Christina J. Gehrke
Christina J. Gehrke Senior Vice President, Chief Accounting and Administrative Officer